UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

The Coca-Cola Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This year, The Coca-Cola Company is making it easier to hear from you, our shareowners, prior to our 2011 Annual Meeting of Shareowners. In addition to holding our Annual Meeting in Atlanta, Georgia and webcasting the meeting via the Internet, this year we have established a Shareowner Forum. The Shareowner Forum allows validated shareowners to submit questions ahead of the Annual Meeting, participate in a shareowner survey, access the proxy materials, vote your shares and view the webcast of the Annual Meeting. You will need your control number to access the Shareowner Forum.

Please access the Shareowner Forum prior to the Annual Meeting by visiting
www.theinvestornetwork.com/forum/KO
As a thank you for visiting the Shareowner Forum, you may request a copy of the commemorative brochure, 125 years of sharing happiness, by clicking on the link provided on the Shareowner Forum.
You must have your control number to log in. Your 15-digit control number can be found in your proxy materials.